UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

K-Fed Bancorp
(Exact name of registrant as specified in its charter)

                              Federal                                                      000-50592                                            20-0411486
                    (State or other jurisdiction of incorporation)      (Commission File No.)         (I.R.S. Employer Identification No.)

                    1359 N. Grand Avenue, Covina, CA                                                                                  91724
                    (Address of principal executive offices)                                                                       (Zip Code)

                               Registrant's telephone number, including area code:                      (626) 339-9663

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

(e) On January 30, 2009, the board of directors of K-Fed Bancorp (the “Company”) authorized the grant of incentive stock options to its named executive officers, Kay M. Hoveland, President and Chief Executive Officer, Dustin Luton, Chief Financial Officer, Jeanne R. Thompson, Chief Operating Officer and Nancy J. Huber, Chief Credit Officer, who received incentive stock option grants in the amounts of 25,000, 20,000, 15,000, and 15,000, respectively, all at an exercise price of $7.80. These options vest 20% per year beginning on January 30, 2010 for a five-year period in accordance with the Company's 2004 Stock Option Plan. This grant is the first stock option grant made by the Company to any of its named executive officers since November 2006. The form of award agreement is included as Exhibit 10.1 to this report.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.                                           Description

10.1	Form of K-Fed Bancorp 2004 Stock Option Plan Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

K-FED BANCORP

Date: February 3, 2009                                                                                     By: /s/ Kay M. Hoveland
            Kay M. Hoveland
            President and Chief Executive Officer